Exhibit 99.1
News Announcement                                                                                                          For Immediate Release

NEXSTAR BROADCASTING FIRST QUARTER NET
REVENUE RISES 52.0% TO A RECORD $203.4 MILLION

Net Revenue Growth Drives Record 1Q Operating Income of $37.9 Million up 36.8%,
Adjusted EBITDA of $64.0 Million up 52.1%, and Free Cash Flow of $43.0 Million up 70.1%

Nexstar to Launch Lafayette, Louisiana's First NBC Affiliate and Waco, Texas' First Stand-alone MyNetworkTV Affiliate on July 1 Through Efficient Spectrum Re-Allocations

IRVING, Texas – May 7, 2015 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) ("Nexstar" or "the Company") today reported record financial results for the first quarter ended March 31, 2015 as summarized below.

Summary 2015 First Quarter Highlights

($ in thousands)	Three Months Ended March 31,
	2015	2014	Change
Local Revenues	$84,524	$65,642	+28.8%
National Revenues	$35,578	$27,189	+30.9%
Local and National Core Revenue	$120,102	$92,831	+29.4%

Political Revenues	$360	$4,003	(91.0)%
Retransmission Fee Revenue	$66,564	$35,129	+89.5%
Digital Media Revenue	$19,312	$6,277	+207.7%
Other	$1,201	$981	+22.4%
Trade and Barter Revenue	$11,393	$7,128	+59.8%
Gross Revenue	$218,932	$146,349	+49.6%
Less: Agency Commissions	$15,541	$12,516	+24.2%
Net Revenue	$203,391	$133,833	+52.0%

Gross Revenue Excluding Political Revenue	$218,572	$142,346	+53.5%

Income from Operations	$37,904	$27,700	+36.8%

Broadcast Cash Flow(1)	$75,728	$50,612	+49.6%
Broadcast Cash Flow Margin(2)	37.2%	37.8%

Adjusted EBITDA(1)	$64,045	$42,108	+52.1%
Adjusted EBITDA Margin(2)	31.5%	31.5%

Free Cash Flow(1)	$42,953	$25,255	+70.1%
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(1)	Definitions and disclosures regarding non-GAAP financial information are included on page 4, while reconciliations are included on page 7.
(2)	Broadcast cash flow margin is broadcast cash flow as a percentage of net revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

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Nexstar Broadcasting Group Q1 2015 Results, 5/7/15

New Network Affiliations
On July 1, 2015, Nexstar's KLAF will launch as the NBC affiliate serving the Lafayette, LA market (DMA 122).  Previously, Lafayette has not had an in-market NBC affiliate.  KLAF will be operated in conjunction with Nexstar's KADN, the FOX affiliate in Lafayette.  Until midnight on June 30, 2015, KLAF will continue to operate as a MyNetworkTV affiliate.

On July 1, 2015, Nexstar's KYLE will launch as the MyNetworkTV affiliate serving the Waco-Temple-Bryan, TX market (DMA 87). KYLE will be operated in conjunction with Nexstar's KWKT, the FOX affiliate in Waco.  Previously, there was no stand-alone MyNetworkTV affiliate serving the market and KYLE and KWKT shared MyNetworkTV and FOX affiliations.

CEO Comment
Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc. commented, "Nexstar's strong operating and financial momentum continues in 2015 as reflected by our record first quarter net revenue, BCF, Adjusted EBITDA and free cash flow.  We are well positioned to grow all of our non-political revenue sources throughout 2015 and we expect 2015 to mark the Company's fourth consecutive year of record free cash flow as our platform expansion and revenue diversification efforts have eliminated the cyclicality associated with political advertising.

"Nexstar's operating, organic and M&A-fueled growth is being complemented by shareholder value enhancing initiatives such as the new network affiliations we are announcing today.  With the creation of the NBC affiliate in Lafayette and the MyNetworkTV affiliate in Waco, we stand to further optimize the value of our platform through our efficient re-allocation of Nexstar's existing spectrum assets.  These actions will elevate advertising and retransmission consent revenue and create two new duopolies with no incremental M&A costs.

"Reflecting these new agreements, Nexstar's projected pro-forma free cash flow during the 2015/2016 cycle rises to approximately $456 million, or average pro-forma free cash flow of approximately $7.30 per share per year from our prior estimate of approximately $450 million, or average pro-forma free cash flow of approximately $7.25 per share per year with the gains weighted toward 2016 when we have the full year benefit of these new affiliations.

"During the first quarter, the benefit of recently completed accretive acquisitions and the successful execution of our strategies to leverage the content chain and diversify our revenue sources more than offset the $3.6 million year-over-year decline in political advertising. Notably, our 52% first quarter net revenue increase highlights the progress of our revenue diversification strategies with combined digital media and retransmission fee revenue of $85.9 million more than doubling over prior year levels and accounting for 42.2% of net revenue -- their highest contribution to our quarterly revenue mix since these revenue streams were established -- and up substantially from 30.9% in the first quarter of 2014.

"First quarter BCF, Adjusted EBITDA and free cash flow increases of 49.6%, 52.1% and 70.1%, respectively, reflect the value of our initiatives to actively expand our scale through strategic, accretive acquisitions while managing costs. Our recently completed value-building transactions added 27 stations as well as a leading digital media advertising and programmatic technology provider to our growth platform and all of these assets have been successfully integrated into the Nexstar platform and operations and we are harvesting the anticipated synergies and efficiencies we forecasted at the time the transactions were announced.

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Nexstar Broadcasting Group Q1 2015 Results, 5/7/15

"With a focus on generating free cash flow, we remain disciplined in managing costs and in addressing our capital structure, leverage and cost of capital. First quarter corporate expense was in line with our expectations, as previously disclosed, and included $1.9 million of expenses associated with our capital markets and station group acquisition activity. First quarter 2015 free cash flow of $43.0 million grew more than 4.0 times over the first quarter of 2013, the previous non-political period, clearly highlighting the value being derived from our platform building and revenue diversification strategies.

"Nexstar's strong first quarter television ad revenue growth was complemented by an 89.5% rise in retransmission fee revenue and a 207.7% increase in digital media revenue which both benefited from organic growth as well as our recent accretive acquisitions.  We expect our long-term distribution revenue growth trend to continue as in late 2014 additional contract renewals representing about 40% of the Company's MVPD subscribers were completed and another 35% of our subscribers will be renewed in 2015.

"Recently closed accretive acquisitions will build upon the leverage in our operating model throughout 2015 and beyond.  Specifically, in January 2015 we closed the largest acquisition in the Company's history, adding the net operations of 18 stations in nine markets from Communications Corporation of America. This was followed by the completion of single station transactions in Phoenix and Las Vegas bringing our TV station portfolio to 107 stations under ownership or management, serving 58 separate DMAs.

"Importantly, our station platform now reaches approximately 18% of all U.S. television households leaving considerable headroom for Nexstar to further expand our marketing solutions platform through additional accretive station and digital media acquisitions, while returning capital to shareholders through our quarterly dividend, reducing leverage and pursuing other initiatives that enhance long-term shareholder value."

The consolidated total debt of Nexstar, its wholly owned subsidiaries, Mission Broadcasting Inc. ("Mission") and Marshall Broadcasting Group, Inc. at March 31, 2015, was $1,544.0 million and senior secured debt was $701.4 million.  The Company's total net leverage ratio at March 31, 2015 was 4.34x compared to a total permitted leverage covenant of 6.75x.  The Company's first lien net leverage ratio at March 31, 2015 was 2.03x compared to the covenant maximum of 4.00x.

The table below summarizes the Company's debt obligations:

($ in millions)	3/31/2015	12/31/2014
Revolving Credit Facility	$42.0	$5.5
First Lien Term Loans	701.4	705.0
6.875% Senior Unsecured Notes	525.6	525.6
6.125% Senior Unsecured Notes	275.0	-
Total Debt	$1,544.0	$1,236.1

Cash on Hand	$44.6	$131.9

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Nexstar Broadcasting Group Q1 2015 Results, 5/7/15

Notes Offering
On January 29, 2015, Nexstar Broadcasting Group, Inc.'s wholly-owned subsidiary, Nexstar Broadcasting, Inc. ("Nexstar Broadcasting"), completed the sale and issuance of $275.0 million aggregate principal amount of 6.125% senior notes due 2022.  The Notes were priced at par and are senior unsecured obligations of Nexstar Broadcasting and are guaranteed by the Company and Mission and certain of Nexstar Broadcasting's and Mission's future restricted subsidiaries on a senior unsecured basis.

Nexstar Broadcasting used the net proceeds from the offering to fund the acquisition of two television stations in two markets from Landmark Television, LLC and Landmark Media Enterprises, LLC, Meredith Corporation and SagamoreHill of Phoenix, LLC, and the digital company Yashi, Inc., and to pay related fees and expenses.

First Quarter Conference Call
Nexstar will host a conference call at 10:00 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  The dial in number for the audio conference call is 719/325-2464, conference ID 2668262 (domestic and international callers).  In addition, a live audio webcast of the call will be accessible to the public on Nexstar's web site, www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

Definitions and Disclosures Regarding non-GAAP Financial Information
Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss (gain) on asset disposal and non-cash representation contract termination fee, net, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss (gain) on asset disposal, net, non-cash compensation expense and non-cash representation contract termination fee, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, Adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company's ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company's business.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

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Nexstar Broadcasting Group Q1 2015 Results, 5/7/15

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 107 television stations and related digital multicast signals reaching 58 markets or approximately 18.0% of all U.S. television households. Nexstar's portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, Telemundo, Bounce TV, Me-TV, LATV, RTV, Estrella, This TV, Weather Nation Utah, Movies!, and News/Weather. Nexstar's community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter	Joseph Jaffoni, Jennifer Neuman
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800

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Nexstar Broadcasting Group Q1 2015 Results, 5/7/15

Nexstar Broadcasting Group, Inc.
Condensed Consolidated Statements of Operations
 (in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2015	2014

Net revenue	$203,391	$133,833

Operating expenses:
Corporate expenses	11,683	8,504
Station direct operating expenses, net of trade, depreciation and amortization	67,806	40,379
Station selling, general and administrative expenses, net of depreciation and amortization	45,606	32,536
Trade and barter expense	11,298	7,142
Amortization of broadcast rights, excluding barter	5,162	2,960
Amortization of intangible assets	13,060	6,193
Depreciation	10,872	8,419
Total operating expenses	165,487	106,133
Income from operations	37,904	27,700

Interest expense, net	(19,293)	(15,170)
Other expenses	(118)	(128)
Income before income taxes	18,493	12,402
Income tax expense	(6,581)	(5,049)
Net income	11,912	7,353
Net loss attributable to noncontrolling interests (1)	995	-
Net income attributable to Nexstar	$12,907	$7,353

Basic net income per share attributable to Nexstar	$0.41	$0.24
Basic weighted average number of common shares outstanding	31,196	30,603

Diluted net income per share attributable to Nexstar	$0.40	$0.23
Diluted weighted average number of common shares outstanding	32,256	31,909

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(1)	The net loss attributable to noncontrolling interests represents the loss attributable to the owner of White Knight Broadcasting, Inc., a variable interest entity consolidated into Nexstar Broadcasting Group, Inc.'s results.

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Nexstar Broadcasting Group Q1 2015 Results, 5/7/15

Nexstar Broadcasting Group, Inc.
Reconciliation of Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)
UNAUDITED
 (in thousands)

	Three Months Ended March 31,
Broadcast Cash Flow and Adjusted EBITDA:	2015	2014

Income from operations	$37,904	$27,700
Add:
Depreciation	10,872	8,419
Amortization of intangible assets	13,060	6,193
Amortization of broadcast rights, excluding barter	5,162	2,960
Loss (gain) on asset disposal, net	802	(15)
Corporate expenses	11,683	8,504
Non-cash representation contract termination fee	1,516	-

Less:
Payments for broadcast rights	5,271	3,149

Broadcast cash flow	$75,728	$50,612
Margin %	37.23%	37.82%
Less:
Corporate expenses	11,683	8,504

Adjusted EBITDA	$64,045	$42,108
Margin %	31.49%	31.46%

Nexstar Broadcasting Group, Inc.
Reconciliation of Free Cash Flow (Non-GAAP Measure)
UNAUDITED
(in thousands)

	Three Months Ended March 31,
Free Cash Flow:	2015	2014

Income from operations	$37,904	$27,700

Add:
Depreciation	10,872	8,419
Amortization of intangible assets	13,060	6,193
Amortization of broadcast rights, excluding barter	5,162	2,960
Loss (gain) on asset disposal, net	802	(15)
Non-cash compensation expense	2,858	1,643
Non-cash representation contract termination fee	1,516	-

Less:
Payments for broadcast rights	5,271	3,149
Cash interest expense	18,408	14,480
Capital expenditures	5,524	3,969
Operating cash income taxes, net of refunds(1)	18	47

Free cash flow	$42,953	$25,255
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(1)	Excludes the payment of $5.906 million in taxes related to the tax gain on sale of a station to Marshall Broadcasting.

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